EXHIBIT 99.A

News For Immediate Release

El Paso Corporation to Present at Bank of America Conference

HOUSTON, TEXAS, December 4, 2006—John Hopper, vice president and treasurer of El Paso Corporation (NYSE:EP), will present tomorrow at the Bank of America Credit Conference in Orlando, Florida at 9:05 a.m. Eastern Time. An audio webcast and presentation slides will be available on the Investors page of El Paso’s Web site at www.elpaso.com. The slides will be available approximately one hour before the presentation.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Media Relations
Bill Baerg, Manager
Office: (713) 420-2906
Fax: (713) 420-4417